EXHIBIT 23-1
                                                             ------------

                     CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 29, 1999,except as to Note 15 which is as of February 26, 1999 appearing on page 38 of Arvin Industries, Inc.'s Annual Report on Form 10-K for the year ended January 3, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.




   PricewaterhouseCoopers LLP

   Indianapolis, Indiana
   March 1, 1999